SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 12, 2010

OMNICOMM SYSTEMS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-25203	11-3349762
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2101 W. Commercial Blvd. Suite 4000, Ft. Lauderdale, FL	33331
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (954) 473-1254

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY PARAGRAPH

On July 14, 2010 OmniComm Systems, Inc. filed a Current Report on Form 8-K disclosing that it had received notice from its independent registered public accounting firm of the firm’s intent to resign as the independent registered public accounting firm for the Company. By letter dated July 15, 2010 the staff of the Securities and Exchange Commission issued comments on the Current Report on Form 8-K. This Current Report on Form 8-K/A is being filed in response to the staff’s comments.

ITEM 4.01	Changes in Registrant’s Certifying Accountant.

Unless otherwise indicated in this Current Report or the context otherwise requires, all references in “this Current Report to “OmniComm” the “Company,” “us,” “our” or “we” are to OmniComm Systems, Inc.

On July 12, 2010, Greenberg and Company, LLC (“Greenberg”) resigned as the independent registered public accounting firm for the Company and on August 2, 2010 we engaged Webb & Company, P.A. as our independent registered public accounting firm. The change of our independent registered public accounting firm and engagement of Webb & Company, P.A. was approved by our Board of Directors on August 2, 2010.

Greenberg’s audit reports on our financial statements for the fiscal years ended December 31, 2009 and 2008 did not contain an adverse opinion or a disclaimer of opinion. Their opinion for the fiscal years ended December 31, 2008 and 2009 were not qualified or modified as to audit scope or accounting principles except that each such audit report for the fiscal years ended December 31, 2008 and 2009 contained a qualification regarding uncertainty regarding the Company’s ability to continue as a going concern.

During the fiscal years ended December 31, 2009 and 2008 and the subsequent interim period preceding the date Greenberg resigned as our independent registered public accounting firm (i) there were no disagreements between the Company and Greenberg on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreement, if not resolved to the satisfaction of Greenberg would have caused it to make a reference to the subject matter of the disagreement in connection with its reports and (ii) there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

During our two most recent fiscal years and the subsequent interim period prior to retaining Webb & Company, P.A. (1) neither we nor anyone on our behalf consulted Webb & Company, P.A. regarding (a) either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements or (b) any matter that was the subject of a disagreement or a reportable event as set forth in Item 304(a)(1)(iv) and (v), respectively, of Regulation S-K, and (2) Webb & Company, P.A. did not provide us with a written report or oral advice that they concluded was an important factor considered by us in reaching a decision as to accounting, auditing or financial reporting issue.

We have provided Greenberg with a copy of the disclosure contained in this Current Report on Form 8-K prior to its filing with the Securities and Exchange Commission, and requested that the firm furnish us with a letter addressed to the Securities and Exchange Commission stating whether they agree with the statements made in this Current Report on Form 8-K, and if not, stating the aspects with which they do not agree. Greenberg has furnished us with a letter addressed to the SEC stating their agreement with the above statements. A copy of the letter provided by Greenberg was filed as Exhibit 16.1 to the Current Report on Form 8-K filed July 14, 2010.

We provided Greenberg with a copy of this Current Report on Form 8-K/A prior to its filing with the Securities and Exchange Commission, and requested that the firm furnish us with a letter addressed to the Securities and Exchange Commission stating whether they agree with the statements made in this

Current Report on Form 8-K/A, and if not, stating the aspects with which they do not agree. Greenberg has furnished us with a letter addressed to the Securities and Exchange Commission stating their agreement with the above statements. A copy of the letter provided by Greenberg is filed as Exhibit 16.1(a) to this Current Report on Form 8-K/A.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

Exhibit No.	Description

16.1	Correspondence from Greenberg and Company, LLC to Securities and Exchange Commission dated July 12, 2010 (Previously filed).

16.1(a)	Correspondence from Greenberg and Company, LLC to Securities and Exchange Commission dated August 2, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

OmniComm Systems, Inc.

August 2, 2010	By:	/s/ Ronald T. Linares
Ronald T. Linares
Chief Financial Officer

Exhibit Index

Exhibit No.	Description

16.1	Correspondence from Greenberg and Company, LLC to Securities and Exchange Commission dated July 12, 2010. (Previously filed).

16.1(a)	Correspondence from Greenberg and Company, LLC to Securities and Exchange Commission dated August 2, 2010.

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